Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. §1350

Pursuant to 18 U.S.C. §1350 and in connection with the Annual Report on Form 10-K of Cytomedix, Inc. (the “Company”) for the fiscal year ended December 31, 2007, I, Dr. Kshitij Mohan,, Chief Executive Officer of the Company, hereby certify that to the best of my knowledge and belief:

1.	The Company’s Form 10-K for the fiscal year ended December 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Company’s Form 10-K for the fiscal year ended December 31, 2007, fairly presents, in all material respects, the financial condition and results of operations of the Company for said period.

/s/Dr. Kshitij Mohan
Dr. Kshitij Mohan
Chief Executive Officer
Date: March 25, 2008

A signed original of this written statement has been provided to Cytomedix, Inc. and will be retained by Cytomedix, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.